Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Wellman, Inc. Directors Stock Option Plan dated June 8, 2001, and in the related Prospectus of our report, dated January 31, 2001, with respect to the consolidated financial statements of Wellman International Limited and subsidiaries included in the Wellman, Inc. Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

KPMG

Chartered Accountants

Registered Auditors

Dublin, Ireland

June 7, 2001